Exhibit 24.1

PARK-OHIO INDUSTRIES, INC.

REGISTRATION STATEMENT ON FORM S-4

POWER OF ATTORNEY

Each of the undersigned directors and/or officers of Park-Ohio Industries, Inc., an Ohio corporation (the “Company”), hereby constitutes and appoints Patrick Fogarty, Robert Vilsack and Mathew Crawford, and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him or her and in his or her name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-4 (the “Registration Statement”) relating to the registration of certain of the Company’s debt securities in connection with the exchange offer of such debt securities, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 9th day of March, 2017.

/s/ Edward F. Crawford	/s/ Patrick W. Fogarty
Edward F. Crawford Chairman, Chief Executive Officer and Director (Principal Executive Officer)	Patrick W. Fogarty Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Matthew V. Crawford	/s/ Patrick V. Auletta
Matthew V. Crawford President, Chief Operating Officer, and Director	Patrick V. Auletta Director

/s/ John D. Grampa	/s/ A. Malachi Mixon, III
John D. Grampa Director	A. Malachi Mixon, III Director

/s/ Dan T. Moore	/s/ Ronna Romney
Dan T. Moore Director	Ronna Romney Director

/s/ Steven H. Rosen	/s/ James W. Wert
Steven H. Rosen Director	James W. Wert Director